UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2020

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Non-Voting Common Stock, $0.00390625 par value	EV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On October 7, 2020, Eaton Vance Corp., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Morgan Stanley, a Delaware corporation (“Morgan Stanley”), Mirror Merger Sub 1, Inc., a Maryland corporation and a wholly owned subsidiary of Morgan Stanley (“Merger Sub 1”), and Mirror Merger Sub 2, LLC, a Maryland limited liability company and a wholly owned subsidiary of Morgan Stanley (“Merger Sub 2”). Upon the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub 1 will merge with and into the Company (the “First Merger”), with the Company surviving as a wholly owned subsidiary of Morgan Stanley, and (ii) immediately following the completion of the First Merger, the surviving corporation from the First Merger will merge with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger and continuing as a wholly owned direct subsidiary of Morgan Stanley. For U.S. federal income tax purposes, each of the parties to the Merger Agreement intends that the First Merger and the Second Merger, considered together as a single integrated transaction for U.S. federal income tax purposes, will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. Entry into the Merger Agreement was unanimously approved by the Board of Directors of each of Morgan Stanley and the Company.

Following the execution and delivery of the Merger Agreement, on October 7, 2020, the voting trust (the “Company Voting Trust”) governed by the Voting Trust Agreement dated as of October 30, 1997, as the sole holder of the voting common stock, par value $0.00390625 per share, of the Company (“Company Voting Common Stock”), approved and adopted the Merger Agreement (the “Company Stockholder Approval”). No further approval of the stockholders of the Company is required to adopt the Merger Agreement or to approve the Mergers or the other transactions contemplated by the Merger Agreement.

Merger Consideration

Pursuant to the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of non-voting common stock, par value $0.00390625 per share, of the Company (“Company Non-Voting Common Stock” and, together with the Company Voting Common Stock, the “Company Common Stock”) and each share of Company Voting Common Stock issued and outstanding immediately before the Effective Time (other than certain shares of Company Common Stock held by Morgan Stanley or a subsidiary of the Company), will convert into, at the election of the holder thereof, the right to receive the following consideration (the consideration such holder elects, the “Merger Consideration”): (i) (a) 0.5833 shares of common stock of Morgan Stanley, par value $0.01 per share (“Parent Common Stock”), and (b) $28.25 in cash (the “Mixed Consideration”); (ii) an amount of cash, without interest (the “Cash Consideration”), equal to the sum (rounded to two decimal places) of (a) $28.25 and (b) the product obtained by multiplying 0.5833 by the volume-weighted average price (rounded to four decimal places) of one share of Parent Common Stock on the New York Stock Exchange for the period of the ten consecutive trading days ending on the second full trading day prior to the Effective Time (the “Parent Common Stock Reference Price”); or (iii) a number of shares of Parent Common Stock (the “Stock Consideration”) equal to the sum of (a) 0.5833 and (b) the quotient (rounded to four decimal places) obtained by dividing $28.25 by the Parent Common Stock Reference Price. The Merger Consideration to be paid to holders of Company Common Stock who do not make an election will be the Mixed Consideration. The Merger Consideration to be paid to holders of Company Common Stock electing to receive the Cash Consideration or the Stock Consideration in connection with the Mergers is subject, pursuant to the terms of the Merger Agreement, to automatic adjustment, as applicable, to ensure that the total amount of cash paid and the total number of shares of Parent Common Stock issued in the Mergers is the same as what would be paid and issued if all holders of Company Common Stock were to receive the Mixed Consideration at the Effective Time. No fractional shares of Parent Common Stock will be issued in the Mergers, and holders of Company Common Stock will receive cash in lieu of any fractional shares of Parent Common Stock. In addition to the Merger Consideration, immediately prior to the Effective Time and in connection with the closing of the Mergers (the “Closing”), each holder of record of Company Common Stock as of immediately prior to the Effective Time will receive a one-time special dividend of $4.25 per share of Company Common Stock (the “Special Dividend”), except that the Company may elect to pay all or a portion of the Special Dividend at any time prior to the Effective Time. Under the Merger Agreement, the Company is permitted to continue paying its regular quarterly cash dividend, when and if declared by the Board of Directors of the Company.

Treatment of Company Equity Awards

At the Effective Time, each outstanding and unexercised option to purchase Company Non-Voting Common Stock (each, a “Company Stock Option”), whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to (i) the positive difference, if any, between the Cash Consideration and the applicable option exercise price, multiplied by (ii) the number of shares of Company Non-Voting Common Stock subject to such Company Stock Option, in accordance with the terms of the Merger Agreement. Any such Company Stock Option that is granted to Company personnel who is, as of the Effective Time, in the service of the Company or its subsidiaries, will also receive an amount, in cash, equal to the difference, if any, between the amount of the payment described in the previous sentence and the Black-Scholes value of the applicable Company Stock Option. Additionally, a bonus payment equal to the amount of the Special Dividend will be paid to all holders of Company Stock Options with respect to each share of Company Non-Voting Common Stock subject to any Company Stock Option held by such holder.

Pursuant to the terms of the Merger Agreement, upon obtaining the Company Stockholder Approval, (i) each share of Company restricted stock that is then outstanding and unvested shall vest in full as of such time and (ii) each Company restricted stock unit award that is then outstanding and unvested shall vest and settle in full as of such time in shares of Company Non-Voting Common Stock. Additionally, a bonus payment equal to the amount of the Special Dividend will be paid to all holders of Company Non-Voting Common Stock obtained pursuant to the vesting and settlement of Company restricted stock and Company restricted stock units with respect to each share of Company Non-Voting Common Stock withheld in connection with the acceleration and/or settlement of the Company restricted stock or Company restricted stock units held by such holder.

Pursuant to the Merger Agreement, prior to the Effective Time, each equity award issued under the 2018 Parametric Phantom Incentive Plan, the 2016 Parametric Phantom Incentive Plan, and the 2017 Atlanta Capital Phantom Incentive Plan that is outstanding and unvested will be accelerated and settled in shares of Company Non-Voting Common Stock.

Prior to the Effective Time, the Company will use its reasonable best efforts to obtain the consent of each holder of an outstanding profits interest granted under the Atlanta Capital, L.P. Long-Term Incentive Plan to vest and settle such equity interest in full as of or prior to the Effective Time.

At the Effective Time, each outstanding deferred stock unit award will be deemed to have vested and converted into the right to receive Cash Consideration, giving effect to the value of the Special Dividend.

Each Company equity award that would have been granted by the Company following the Company Stockholder Approval but before the Effective Time will be granted in the form of Company restricted stock units. Each such Company restricted stock unit that is outstanding as of immediately prior to the Effective Time will be assumed by Morgan Stanley and become a restricted stock unit award with respect to shares of Parent Common Stock, in accordance with the terms of the Merger Agreement and giving effect to the value of the Special Dividend.

Closing Conditions

The obligation of the parties to consummate the Mergers is subject to customary conditions, including, among others, (i) the termination or expiration of any applicable waiting period or periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of specified governmental consents and approvals, (ii) the absence of any (a) applicable law, regulation, injunction, judgment, order or decree prohibiting or making illegal the consummation of the Mergers or any of the other transactions contemplated by the Merger Agreement or (b) pending litigation or similar legal action by any governmental authority (in any jurisdiction in which Morgan Stanley, the Company or any of their respective subsidiaries conducts material operations) seeking to prohibit the Mergers (without, in the case of Morgan Stanley’s obligation to close, the imposition of any requirement that Morgan Stanley take any action that Morgan Stanley would not be required to take under the Merger Agreement), (iii) the effectiveness of the registration statement on Form S-4 to register the shares of Parent Common Stock to be issued pursuant to the Merger Agreement, (iv) authorization for listing on the New York Stock Exchange of the shares of Parent Common Stock to be issued in the Mergers, subject to official notice of issuance, (v) compliance by Morgan Stanley and the Company in all material respects with their respective obligations under the Merger Agreement and (vi) subject in most cases to exceptions that do not rise to the level of a “Parent Material Adverse Effect” or a “Company Material Adverse Effect” (each as defined in the Merger Agreement), as applicable, the accuracy of representations and warranties made by the Company and Morgan Stanley, respectively. The obligation of the Company and Morgan Stanley to consummate the Mergers is also subject to there not having occurred an event that has had or would reasonably be expected to have, individually or in the aggregate, a “Parent Material Adverse Effect” or “Company Material Adverse Effect”, respectively, and the receipt of a legal opinion by each of the Company and Morgan Stanley from their respective legal counsels to the effect that for U.S. federal income tax purposes, the First Merger and the Second Merger, considered together as a single integrated transaction for United States federal income tax purposes, will qualify as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended. In addition, the obligation of Morgan Stanley to consummate the Mergers is subject to the Company obtaining the consent of Company clients generating an aggregate revenue run-rate of at least 80% of the Company’s aggregate revenue run-rate as of September 30, 2020.

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties from both the Company and Morgan Stanley with respect to each party and its businesses. The Merger Agreement also contains customary covenants, including covenants by each party, subject to certain exceptions, to conduct their respective businesses in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Mergers.

Under the Merger Agreement, each of the Company and Morgan Stanley has agreed to use its reasonable best efforts to take all actions and to do all things reasonably necessary, proper or advisable to consummate the Mergers, including in connection with obtaining all consents required to be obtained from any governmental authority that are necessary, proper or advisable to consummate the Mergers. Morgan Stanley has also agreed to use reasonable best efforts to resolve, avoid or eliminate impediments or objections, if any, that may be asserted by any governmental authority with respect to the Mergers, so as to enable the Mergers to occur prior to the End Date (as defined below).

Non-Solicitation; Intervening Events

Subject to certain exceptions, the Company has agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, any alternative transaction and (ii) that its Board of Directors will recommend that the Company Voting Trust approves and adopts the Merger Agreement, as applicable.

Prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company had the right, in connection with (i) the receipt of a “Company Superior Proposal” (as defined in the Merger Agreement) or (ii) a “Company Intervening Event” (as defined in the Merger Agreement), respectively, to change its recommendation to the Company Voting Trust regarding the Company Stockholder Approval, subject to complying with notice requirements and other specified conditions (including giving Morgan Stanley the opportunity to propose changes to the Merger Agreement in response to such Company Superior Proposal or Company Intervening Event, as applicable), if the failure to make such change in recommendation would be reasonably likely to be inconsistent with its duties under applicable law.

Termination; Termination Fees

The Merger Agreement may be terminated by the Company and Morgan Stanley by mutual agreement. In addition, either party may terminate the Merger Agreement if, among other things, (i) the Mergers have not been consummated on or before October 7, 2021 (the “End Date”), (ii) an applicable law, regulation, injunction, judgment, order or decree permanently prohibits the Mergers and, in the case of an injunction, judgment, order or decree, has become final and non-appealable, (iii) a required regulatory approval has been denied and such denial has become final and non-appealable, or (iv) the other party is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition and such breach cannot be cured prior to the End Date or has not been cured within 45 days’ notice to the other party of such breach. In addition, prior to receipt of the Company Stockholder Approval, each party had additional termination rights specified in the Merger Agreement.

The Merger Agreement provides that, upon termination of the Merger Agreement under certain specified circumstances, Morgan Stanley will receive a termination fee from the Company equal to $206,000,000 in cash, on the terms and conditions further set forth in the Merger Agreement.

Important Statement Regarding the Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Company stockholders, Morgan Stanley stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company or Morgan Stanley. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders, Morgan Stanley stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders, Morgan Stanley stockholders or other security holders. Company stockholders, Morgan Stanley stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the Merger Consideration provided for in the Merger Agreement and the right of holders of Company equity awards to receive the consideration provided for such equity awards pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Morgan Stanley, Merger Sub 1 or Merger Sub 2. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Morgan Stanley’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Mergers, Morgan Stanley, the Company, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include an information statement of the Company and a prospectus of Morgan Stanley, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that each of Morgan Stanley and the Company make with the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 1.01 above under the heading “Treatment of Company Equity Awards”, as of the date of the Company Stockholder Approval, (i) each share of Company restricted stock that was then outstanding and unvested vested in full as of such time and (ii) each Company restricted stock unit award that was then outstanding and unvested vested in full as of such time and was settled in shares of Company Non-Voting Common Stock.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Company’s Articles of Incorporation

On October 9, 2020, the Company will file Articles of Amendment (the “Articles Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles”), with the State Department of Assessments and Taxation of Maryland, which will become effective immediately upon filing. The Articles Amendment modifies the Articles to include new Section (10) to Article NINTH. This Section (10) eliminates, to the fullest extent permitted by Maryland law, current and former directors’ and officers’ liability to the Company and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The foregoing description of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Amendment to Company’s By-Laws

On October 7, 2020, the Company’s Board of Directors adopted an amendment (the “By-Law Amendment”) to the Company’s By-Laws, as amended (the “By-Laws”), which became effective immediately. The By-Law Amendment modifies the By-Laws to (i) amend and restate Section 2.08 thereof in its entirety to clarify the process by which informal actions may be taken by the stockholders of the Company and (ii) add a new Section 8.07 thereto which provides that an Internal Corporate Claim (as that term is defined in Section 1-101(p) of the Corporations and Associations Article of the Annotated Code of Maryland), including any civil actions relating to the Mergers and the transactions related thereto, be brought in the Circuit Court for Baltimore City, Maryland or the federal courts sitting in Baltimore City, Maryland. In the event that any action or proceeding described in clause (ii) of the preceding sentence is pending in the Circuit Court for Baltimore City, Maryland, any stockholder that is party to such action or proceeding shall cooperate in seeking to have the action or proceeding assigned to the Business & Technology Case Management Program. The By-Law Amendment provides that no such action or proceeding may be brought in any court sitting outside the State of Maryland unless the Company consents in writing to such court.

The foregoing description of the By-Law Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Law Amendment, which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 8, 2020, the Company and Morgan Stanley issued a joint press release announcing the execution of the Merger Agreement and that Morgan Stanley will hold an investor conference call. A copy of the joint press release is furnished as Exhibit 99.1 hereto, and the full text of such joint press release is incorporated herein by reference. A copy of the investor presentation presented on the conference call is furnished as Exhibit 99.2 hereto and posted on Morgan Stanley’s website, and the full text of such investor presentation is incorporated herein by reference.

The foregoing information in Item 7.01 hereto, including the joint press release attached hereto as Exhibit 99.1 and the investor presentation attached hereto as Exhibit 99.2, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed or furnished, as applicable, with this report:

Exhibit No.	Document

2.1	Agreement and Plan of Merger, dated October 7, 2020, by and among the Company, Morgan Stanley, Merger Sub 1 and Merger Sub 2.*

3.1	Articles of Amendment to the Amended Articles of Incorporation of the Company, dated as of October 7, 2020 and effective as of October 9, 2020.

3.2	Amendment to the Company’s By-Laws, as amended, dated October 7, 2020.

99.1	Joint Press Release dated October 8, 2020.

99.2	Investor Presentation dated October 8, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

Forward-Looking Statements

This report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining required regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the acquisition, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period, (ii) the ability of Morgan Stanley and the Company to integrate the business successfully and to achieve anticipated synergies, risks and costs, (iii) potential litigation relating to the proposed transaction that could be instituted against Morgan Stanley, the Company or their respective officers or directors, (iv) the risk that disruptions from the proposed transaction will harm Morgan Stanley’s and the Company’s business, including current plans and operations, (v) the ability of Morgan Stanley or the Company to retain and hire key personnel, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the acquisition, (vii) continued availability of capital and financing and rating agency actions, (viii) legislative, regulatory and economic developments, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the acquisition that could affect Morgan Stanley’s and/or the Company’s financial performance, (x) certain restrictions during the pendency of the acquisition that may impact Morgan Stanley’s or the Company’s ability to pursue certain business opportunities or strategic transactions, (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Morgan Stanley’s or the Company’s management’s response to any of the aforementioned factors, (xii) dilution caused by Morgan Stanley’s issuance of additional shares of its common stock in connection with the proposed transaction, (xiii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (xiv) those risks described in Item 1A of Morgan Stanley’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K, (xv) those risks described in Item 1A of the Company’s most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K and (xvi) those risks that will be described in the registration statement on Form S-4 available from the sources indicated above. These risks, as well as other risks associated with the proposed acquisition, will be more fully discussed in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed acquisition. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Morgan Stanley’s or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Morgan Stanley nor the Company assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date: October 8, 2020	/s/ Frederick S. Marius
	Name:	Frederick S. Marius
	Title:	Vice President, Secretary and Chief Legal Officer